Exhibit 10.3

BOXLIGHT CORPORATION

2750 Premiere Parkway, Suite 900

Duluth, GA 30097

June 15, 2023

Whitehawk Capital Partners, LP

11601 Wilshire Boulevard, Suite 1250

Los Angeles, CA 90025

RE: Consent to Waiver of Borrowing Base Default, “SOFR” Amendment and amendment of Prepayment Premium

Dear Mr. Louzan,

Reference is made to:

(i)

the Credit Agreement, originally dated December 31, 2021 ((a) as amendment by the First Amendment to Credit Agreement dated as of April 4, 2022, (b) as amendment by the Second Amendment to Credit Agreement dated as of June 21, 2022, (c) as amendment by the Third Amendment to Credit Agreement dated as of April 24, 2023 and (d) as further amended, restated, supplemented or modified, the “Credit Agreement”; all capitalized terms defined in the Credit Agreement and not otherwise defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby), between Boxlight Corporation, a Nevada corporation (the “Company” or the “Borrower”) and each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto and each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, the financial institutions party hereto as Lenders and Whitehawk Capital Partners, LP (“Whitehawk”), as collateral agent for the Lenders (in such capacity, together with its designees, successors and assigns, the “Collateral Agent”) and as administrative agent for the Lenders ((in such capacity, together with its designees, successors and assigns, the “Administrative Agent”);

(ii)

the Amended and Restated Fee Letter dated April 4, 2022 (as amended, restated, supplemented or modified, the “Fee Letter”), between the Borrower, the other Loan Parties, the Administrative Agent and the Collateral Agent;

(iii)	the Consent to Waiver of Borrowing Base Default dated as of April 17, 2023 (the “Consent”), between the Borrower, the Administrative Agent, the Collateral Agent and the Lenders; and
(iv)	the other Loan Documents.

The Lenders acknowledge that the Borrowers have requested a SOFR amendment to the Credit Agreement, which will be provided by the Agents on or before June 30, 2023.

A copy of the Credit Agreement (without schedules and exhibits thereto) is annexed hereto as Exhibit A, a copy of the Fee Letter is annexed hereto as Exhibit B and a copy of the Consent is annexed hereto as Exhibit C.

The Loan Parties acknowledge and agree that:

(x)	that for the month of April 2023, they did not comply with the Borrowing Base requirements, as defined in the Credit Agreement;
(y)	that the failure of the Loan Parties to comply with the April 2023 Borrowing Base requirements would constitute an immediate Event of Default under the Credit Agreement; and
(z)	the Loan Parties do not expect to be in compliance with the Borrowing Base requirements for the month of May 2023, which would also constitute an immediate Event of Default under the Credit Agreement.

The Loan Parties have requested that the Lenders waive such non-compliance with the Borrowing Base requirements and the exercise of remedies under the Credit Agreement by reason of the Loan Parties’ non-compliance with the Borrowing Base requirements for the months of April and May 2023 (the “Waiver”) and the Lenders are agreeing to such Waiver based upon and subject to the following terms and conditions which the Loan Parties must comply with (each of 1 through and including 5 below, a “Waiver Condition” and collectively, the “Waiver Conditions”) (and the failure to meet any of the Waiver Conditions would effectively negate and void this Waiver without any further action or notice on part of any Agent or Lender):

1.	The Borrower expects to achieve compliance with the Borrowing Base requirements for the month of June 2023 (and thereafter);
2.

The default rate of interest under the Credit Agreement shall accrue from and after April 30, 2023 until the Borrower is back in compliance with the Borrowing Base requirements and such default rate of interest shall be paid on the earlier to occur of (i) September 30, 2023, or (ii) repayment of all Obligations (including, the Prepayment Premium) under the Credit Agreement (but the non-default rate shall be continued to be paid in accordance with the terms of the Credit Agreement);

3.

The Borrower has engaged Oppenheimer & Company as financial advisor to secure a new lender and loan facility for the Borrower, the proceeds of which would repay the Obligations (including, the Prepayment Premium) in full;

4.

By not later than July 31, 2023, Oppenheimer shall have obtained one or more indicative term sheets from alternative lenders and the Borrower shall have selected such alternative lender by not later than August 31, 2023 for a loan facility for the Borrower, the proceeds of which would repay the Obligations (including, the Prepayment Premium) in full; and

5.

The Borrower shall use its commercially reasonable efforts to refinance and repay all Obligations (including, the Prepayment Premium) under the Credit Agreement by September 30, 2023 or as soon thereafter as is practicable, in full, at which time the Borrower shall also pay the Prepayment Premium.  In such connection the Borrower shall furnish to the Agents and the Lenders copies of the financing documents with any new or alternative lender selected by the Borrower and shall keep the Agents and the Lenders fully informed as to the status and progress of such proposed refinancing.

6.	The definition of the term Prepayment Premium in the Fee Letter is amended and restated to read as follows:

“Prepayment Premium” means, with respect to any repayment or prepayment of the Term Loans:

(a)  during the period of time from the Effective Date up to and including December 31, 2022, an amount equal to the aggregate amount of interest that would have otherwise been payable on the amount of principal of the Term Loans repaid or prepaid on such date, from the date of repayment or prepayment (with interest calculated assuming the per annum rate of interest in effect with respect to such Term Loans on the date of repayment or prepayment (including, for the avoidance of doubt, the Post-Default Rate, if then in effect)) up to and including December 31, 2022, plus (ii) an amount equal to 5% of the principal amount of Term Loans so repaid or prepaid;

(b)  during the period of time after the date that is from January 1, 2023 to September 30, 2023, an amount equal to 4% of the principal amount of Term Loans so repaid or prepaid;

(c)  during the period of time after the date that is from October 1, 2023 to December 31, 2023, an amount equal to 5% of the principal amount of Term Loans so repaid or prepaid; and

(d) during the period of time after the date that is from January 1, 2024 to the date all Obligations are paid in full in cash (including the Prepayment Premium), an amount equal to 6% of the principal amount of Term Loans so repaid or prepaid.

In the event, the Borrower or any other Loan Party fails to comply with any of the Waiver Conditions (including the covenants and conditions set forth in paragraph 5 above) or if the Loan Parties are not in compliance with the Borrowing Base requirements of the Credit Agreement for the month of June 2023, then, and in any such event and anytime thereafter during the continuance of any such event, the Agents may, and shall at the request of the Required Lenders, by notice to the Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced (ii) declare all or any portion of the Term Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Term Loans, all accrued and unpaid interest thereon (including interest at the Default Rate), all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Prepayment Premium (with such term as amended by this Waiver) with respect to the Commitments so terminated and the Term Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents.

All of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms.  The conditional waiver set forth herein shall be limited precisely as provided for herein and, except to the extent specifically provided for herein, shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrower or any other Loan Party requiring the consent of the Administrative Agent or any Lender.  The Administrative Agent and the Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrower or any other Loan Party for any existing or future Defaults or Events of Default (other than the defaults, as conditionally waived herein).  This conditional waiver, except as expressly set forth herein, shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent, the Collateral Agent or any Lender at variance with the Credit Agreement or any other Loan Document such as to require further notice by the Administrative Agent, the Collateral Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except, in each case, as expressly set forth herein.

Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as an accommodation party or a guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed any of the Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.  Each of the Loan Parties hereby consents to this Waiver and conditions for this Waiver and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed.  The execution of this Waiver shall not serve to effect a novation of the Obligations or, except to the extent specifically provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender or constitute a waiver of any provision of any of the Loan Documents.

In consideration of the Administrative Agent’s and each Lender’s agreements contained in this Waiver, each Loan Party hereby irrevocably releases and forever discharges the Administrative Agent, the Collateral Agent, each Lender and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against such Released Person which relates, directly or indirectly, to any acts or omissions of any Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

Each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Third Amendment”: Section 12.01 (Notices),

Section 12.06 (Severability), Section 12.07 (Governing Law),, Section 12.10 (Jurisdiction, Service of Process and Venue), Section 12.11 (Waiver of Jury Trial), Section 12.13 (No Party Deemed Drafter), Section 12.15 (Indemnification), Section 12.16 (Governing Law Attorney), Section 12.22 (Integration), and Section 12.25 (Electronic Signatures).  This Waiver is a Loan Document and is subject to and has the benefit of all provisions in the Credit Agreement applicable to Loan Documents

Please confirm Whitehawk’s consent and approval to the foregoing and by your execution of this letter you agree that no default under the Credit Agreement has occurred to date.

BORROWER:

BOXLIGHT CORPORATION

By:	/s/ Michael R. Pope
Name: Michael R. Pope
Title: Chief Executive Officer

GUARANTORS:

Boxlight, Inc.,
a Washington corporation

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

EOSEDU LLC,
an Arizona limited liability company

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

Boxlight Group Limited
a Northern Ireland company

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

EXECUTED as a DEED by Sahara Holdings
Limited, acting by two directors:

/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

/s/ Mark Starkey
Name: Mark Starkey
Title: President

Sahara Presentation Systems, Inc.,
a Delaware corporation

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

EXECUTED as a DEED by Sahara Presentation
Systems Ltd, acting by two directors:

/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

/s/ Mark Starkey
Name: Mark Starkey
Title: President

Clevertouch B.V.,
a Netherlands limited liability company (besloten vennootschap met beperkte aansprakelijkheid)

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

Sahara Presentation Systems Europe BV
a Belgium company

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

FrontRow Calypso, LLC
a Delaware limited liability company

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

WHITEHAWK CAPITAL PARTNERS, LP, as Administrative Agent and Collateral Agent

By:	/s/ Robert A. Louzan
Name: Robert A. Louzan
Title: Authorized Signatory

LENDERS:

WHITEHAWK FINANCE LLC

By:	/s/ Robert A. Louzan
Name: Robert A. Louzan
Title: Authorized Signatory

By:	/s/ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

WHITEHAWK CAPITAL PARTNERS, LP, as Administrative Agent and Collateral Agent

By:	/s/ Robert A. Louzan
Name: Robert A. Louzan
Title: Authorized Signatory

LENDERS:

WHITEHAWK FINANCE LLC

By:	/s/ Robert A. Louzan
Name: Robert A. Louzan
Title: Authorized Signatory